Exhibit 31.4

CERTIFICATIONS

I, Richard F. Ambury, certify that:

1.
I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Star Group, L.P.; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ RICHARD F. AMBURY
Richard F. Ambury
Chief Financial Officer
Star Group, L.P.

Dated: February 25, 2025